SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 23, 2007

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 100
Princeton, NJ 08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

        On March 23, 2007, Derma Sciences, Inc. (the “Company”) entered into a patent and technology license agreement (“Agreement”) with Quick-Med Technologies, Inc. (“QMT”) relating to QMT’s proprietary anti-microbial technology (the “Technology”). The Company anticipates utilizing the Technology in a series of wound care products, including conforming gauze, gauze sponges, gauze bandage rolls, gauze packing strips, oil emulsion acetate and Unna boot dressings. Initiation of the marketing and sale of products incorporating the Technology is dependent upon the grant by the Food and Drug Administration of approval for use of the Technology in primary and secondary wound dressings. The fact and timing of such approval are uncertain.

        The initial term of the Agreement extends from March 23, 2007 (the “Effective Date”) for a period equal to the shorter of five years from the first commercial sale of products under the Agreement or seven years from the Effective Date. Under the Agreement, QMT grants to the Company an exclusive, royalty-bearing right and license to make, use and sell products incorporating the Technology in the United States and Canada (with exception of sales to the United States government and agencies thereof in which case the license will be non-exclusive).

        In consideration for the license to the Technology, the Company paid QMT a license fee in the amount of $50,000 and agreed to make additional advance royalty payments in the amount of $25,000 each, three months, six months and nine months after the Effective Date. The foregoing advance royalty payments are creditable against future royalties that become due under the Agreement.

        Royalties are payable upon the Company’s net sales of products utilizing the Technology at the rate of 20% for sales within exclusive territories and 10% for sales within non-exclusive territories. The Agreement provides for escalating minimum royalty payments for each contract year. In the event for a given contract year the Company fails to make the required minimum royalty payments, but makes at least 50% of the required minimum royalty payments, QMT’s exclusive remedy would be the termination of the Company’s exclusive rights to the Technology. In the event for a given contract year the Company fails to make at least 50% of the required minimum royalty payments, or if the Company fails to make the required minimum royalty payments for three contract years, QMT’s exclusive remedies would be the termination of the Company’s exclusive rights to the Technology or termination of the Agreement.

        The foregoing description of the Agreement is qualified in its entirety by the Patent and Technology License Agreement dated March 23, 2007 between Quick-Med Technologies, Inc. and Derma Sciences, Inc. attached hereto as Exhibit 10.01.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

10.01	Patent and Technology License Agreement dated March 23, 2007 between Quick-Med Technologies, Inc. and Derma Sciences, Inc.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DERMA SCIENCES, INC.
	By:	/s/ John E. Yetter
John E. Yetter, CPA Vice President and Chief Financial Officer
Date: March 29, 2007

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